Securities and Exchange Commission

                       Washington D.C. 20549


                             Form 8-K

                          Current Report


                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934



          Date of Report (Date of the earliest event reported)




                           June 28, 1996

                        ____________________


                          The Stephan Co.



     Florida                  1-4436               59-0676812
 (State or other          (Commission File      (I.R.S. Employer
  jurisdiction of             Number)            Identification
  incorporation)                                     Number)


               1850 W. McNab Road
            Fort Lauderdale, Florida                  33309
    (Address of principal executive offices)       (Zip Code)



                          (954) 971-0600
      (Registrant's telephone number, including area code)













ITEM 2. ACQUISITION or DISPOSITION of ASSETS

     On June 28, 1996, the Registrant entered into a Stock Purchase Agreement with Sorbie Acquisition Co.("Sorbie") and all the stockholders of Sorbie, including Charles V. Hall, Sorbie's President and principal stockholder, as well as related agreements described below with Charles V. Hall, Trevor Sorbie International, Trevor Sorbie, Samson Arms, Inc. and Redken Laboratories, Inc. ("Redken").

     Pursuant to such agreements, the Registrant exchanged 13,733 shares of restricted common stock, valued at approximately $220,000, and additional consideration as described below, for all of the outstanding common and preferred stock of Sorbie. In addition, the Registrant issued an additional 18,899 shares of restricted common stock, valued at approximately $300,000, to terminate an existing royalty agreement between Samson Arms, Inc. and Sorbie. The Registrant has agreed to use its best efforts to register the above stock on Form S-3 under the Securities Act of 1933, as amended, as soon as practicable.

     In addition to the above, and as further consideration for the acquisition, the Registrant has (i) terminated a Secured Subordinated Debenture of Sorbie, dated July 20,
1994, held by the Registrant in the principal amount of $500,000, (ii) assumed liabilities due to Mr. Hall under a pre-existing employment contract of approximately $500,000 and (iii) replaced a certain Secured Promissory Note of Sorbie in favor of Redken in the principal amount of $3,250,000 with a cash payment of $500,000 and a promissory note of the Registrant due July 19, 1996 in the principal amount of $2,000,000.

     In separate agreements made in connection with the acquisition, the Registrant amended the existing royalty contract between Trevor Sorbie of America, Inc. ("TSA"), a wholly owned subsidiary of Sorbie, Trevor Sorbie International, Sorbie Trading Limited and Trevor Sorbie. In accordance with the amended agreement, the royalty payment percentage rate payable upon future sales was reduced and further modifications were made making the agreement less onerous for TSA.

     Sorbie, a major customer of the Registrant, is the parent company of TSA, a company engaged in the distribution of professional hair care products sold in beauty salons nationwide. Sorbie's recorded sales for the year ended December 31, 1995 were approximately $7,700,000 and approximately $2,500,000 for the period ended June 27, 1996. The Registrant will use the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 and has used (or will use) current working capital for all payments due under the above agreements, except for the $2,000,000 due to Redken. The Registrant has not yet determined if that amount will be paid using currently available funds, a recently established $2,000,000 line of credit with NationsBank, N.A. (South), or a combination of both.











ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND
        EXHIBITS

   (a)  Financial Statements of Businesses Acquired.
     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than 60 days after July 15, 1996.

   (b)  Pro Forma Financial Information.
     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such pro forma financial statements will be filed by amendment to this Form 8-K no later than 60 days after July 15, 1996.

   (c)  Exhibits.
10.1 - Stock Purchase Agreement dated as of June 26, 1996, between The Stephan Co., Sorbie Acquisition Co., Charles V.
Hall, the Preferred Stockholders and others, et. al.

10.2 - The Amended and Restated Sorbie Products Agreement dated June 27, 1996, between Sorbie Acquisition Co. and
Sorbie Trading Limited, Trevor Sorbie International, PLC and
Trevor Sorbie, the individual.

10.3 - Letter Agreement dated as of June 28, 1996, between
The Stephan Co. and Redken Laboratories, Inc.

10.4 - Letter Agreement dated June 27, 1996, between The
Stephan Co. and Samson Arms, Inc.

10.5 - Agreement dated as of June 26, 1996, between The
Stephan Co. and Charles V. Hall.

10.6 - Employment agreement dated as of June 27, 1996 between Charles V. Hall and The Stephan Co.

10.7 - Assumption of Obligations and Indemnity dated June
28, 1996 between The Stephan Co. and Redken Laboratories,
Inc.

10.8 - Secured Promissory note dated June 28, 1996 by The
Stephan Co. in favor of Redken Laboratories, Inc.

     The above referenced contracts and agreements will be provided as soon as practicable.

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on July 15, 1996.

The Stephan Co.

By:

/s/ David Spiegel

David Spiegel
Chief Financial Officer